April 20, 2000



Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W.

Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Transnational Financial Networks, Inc. dated April 19, 2000.

Yours truly,



/s/ Deloitte & Touche LLP